EXHIBIT 4.2(A)


                              AMENDMENT NUMBER ONE
                               TO CREDIT AGREEMENT

                  This AMENDMENT NUMBER ONE TO CREDIT AGREEMENT, dated as of January 23, 1998 (this "Amendment"), is entered into between MELLON BANK, N.A., a national banking association ("Bank"), and WATSON PHARMACEUTICALS, INC., a Nevada corporation ("Borrower").

                  WHEREAS, Bank and Borrower entered into that certain Credit Agreement, dated as of December 19, 1997 (the "Loan Agreement");

                  WHEREAS, Borrower has requested that the Loan Agreement be amended to modify the loan facilities set forth in the Loan Agreement; and

                  WHEREAS, subject to the terms and conditions contained herein, Bank is willing to so amend the Loan Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants, conditions, and provisions hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE 1

                                   AMENDMENTS

                  1. The definition of Revolving Commitment contained in Section
1.1 of the Loan Agreement hereby is deleted in its entirety and the following hereby is substituted in lieu thereof:

         "REVOLVING COMMITMENT": The amount of $75,000,000, as such amount may be reduced pursuant to Section 2.1(d).

                  2. AMENDMENT OF SECTION 6.2(D) OF THE LOAN AGREEMENT. Section 6.2(d) of the Loan Agreement hereby is deleted in its entirety and the following is substituted in lieu thereof:

                  "(d) DEBT. Create, incur, assume or permit to exist, or permit any Subsidiary to create , incur, assume or permit to exist, any direct or contingent indebtedness (including undrawn committed lines of credit), liabilities or lease obligations (other than those to Bank), or become liable for the debts of others without Bank's written consent, except for (i) acquiring goods, supplies or merchandise on normal trade credit, (ii) endorsing negotiable instruments received in the usual course of business, (iii) obtaining surety bonds in the usual course of business, (iv) the indebtedness of Borrower set forth on SCHEDULE 6.2(D)(IV) attached hereto, (v) additional indebtedness in an aggregate amount not to exceed $10,000,000 at any one time

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outstanding, (vi) unsecured indebtedness owing to BOA plus undrawn committed lines of credit provided by BOA to Borrower in an aggregate amount not to exceed $80,000,000 at any one time; PROVIDED, HOWEVER, that prior to increasing Borrower's revolving credit facility with BOA, Borrower shall obtain the prior written consent of Bank to any proposed amendment, such consent of Bank not to be unreasonably withheld, delayed, or conditioned, (vii) unsecured long term indebtedness in an aggregate amount not to exceed $175,000,000, so long as the proceeds are used to repay the credit facilities provided by Bank and BOA, and
(viii) guarantees by Borrower of the obligations of its Subsidiaries in a principal amount not in excess of $2,500,000."

                                    ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

                  Borrower hereby represents and warrants to Bank that (a) the execution, delivery, and performance of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action, and (b) this Amendment and the Loan Agreement, as amended by this Amendment, constitute Borrower's legal, valid, and binding obligation, enforceable against Borrower in accordance with its terms, except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

                                    ARTICLE 3

                              CONDITIONS PRECEDENT

                  The effectiveness of this Amendment is subject to the fulfillment, to the satisfaction of Bank and its counsel, of each of the following conditions:

                  4.1 Bank shall have received a duly executed Guaranty Reaffirmation Agreement from each of the Guarantors and such agreement shall be in full force and effect;

                  4.2 Bank shall have received, in immediately available funds, an amendment fee of $12,500 from Borrower;

                  4.3 Bank shall have received a new Revolving Note in the face amount of $75,000,000, in replacement of the Revolving Note previously issued by Borrower to Bank.

                  4.4 The representations and warranties set forth in this Amendment, the Loan Agreement as amended by this Amendment, and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date); and

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                  4.5 No Event of Default or event which with the giving of
notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein.

                                    ARTICLE 4

                                  MISCELLANEOUS

                  6.1 EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original. All of such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of the signature page of this Amendment by telecopier shall be equally effective as delivery of a manually executed counterpart. Any party delivering an executed counterpart of the signature page of this Amendment by telecopier thereafter also shall deliver promptly a manually executed counterpart, but the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Amendment.

                  6.2 NO OTHER AMENDMENT. The Loan Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate as a waiver of or, except as expressly set forth herein, as an amendment, of any right, power, or remedy of Bank under the Loan Agreement, as in effect prior to the date hereof. This Amendment shall be deemed a part of and hereby is incorporated in the Loan Agreement.

                  6.3 GOVERNING LAW. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

                  6.4 FURTHER ASSURANCES. Borrower shall execute and deliver all agreements, documents, and instruments, in form and substance reasonably satisfactory to Bank, and take all actions as Bank may reasonably request from time to time, to fully consummate the transactions contemplated under this Amendment and the Loan Agreement as amended by this Amendment.

                  6.5      REFERENCES.

                           (a) Upon the effectiveness of this Amendment, each
reference in the Loan Agreement to "this Agreement," "hereunder," "herein," "hereof," or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

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                           (b) Upon the effectiveness of this Amendment, each
reference in the Loan Documents to the "Loan Agreement," "thereunder," "therein," "thereof," or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first set forth above.

                                                    WATSON PHARMACEUTICALS, INC.
                                                    a Nevada corporation


        By:__________________________________
                                                     Allen Chao, Ph.D.
                                                     Chief Executive Officer and
 Chairman

                                        MELLON BANK, N.A.
                                        a national banking association

        By:__________________________________
                                                     Kevin D. Kelly
                                                     Vice President

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                        GUARANTY REAFFIRMATION AGREEMENT

                          Dated as of January 23, 1998

         The undersigned, each as Guarantor under the Guaranty (as such terms are defined in and under the Credit Agreement, dated December 19, 1997, as amended by that certain Amendment Number One to Credit Agreement dated as of even date herewith, between Watson Pharmaceuticals, Inc., a Nevada corporation, and Mellon Bank, N.A., a national banking association (hereinafter "Amendment"), hereby consents and agrees to said Amendment and hereby confirms and agrees that the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

                                                WATSON LABORATORIES, INC.,
                                                a Nevada corporation


                                                By _____________________________
                                                       Allen Chao, Ph.D.
                                                       President

                                                CIRCA PHARMACEUTICALS, INC.,
                                                a New York corporation


                                                By _____________________________
                                                       Allen Chao, Ph.D.
                                                       Chairman
                                                Title: _________________________

                                                OCLASSEN PHARMACEUTICALS, INC.,
                                                a Delaware corporation


                                                By _____________________________
                                                       Allen Chao, Ph.D.
                                                       Chairman

                                                ROYCE LABORATORIES, INC.,
                                                a Florida corporation


                                                By _____________________________
                                                       Allen Chao, Ph.D.
                                                       Chairman

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